SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 28, 2006

(Date of earliest event reported)

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia	1-652	54-0414210
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1501 North Hamilton Street Richmond, Virginia	23230
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(804) 359-9311

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04. Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

Effective January 1, 2007, the Registrant is revising the retirement savings program of its employees to comply with the new requirements under the Pension Protection Act of 2006. Revisions to the program include the following actions:

•	The Registrant will freeze participation in the Universal Leaf Tobacco Company, Inc. Employees’ Stock Purchase Plan (the “ESPP”). As a result, employees will no longer be able to make contributions to the ESPP or purchase shares of the Registrant’s common stock in the ESPP.

•	The Registrant will merge the features of the ESPP into the Universal Leaf Tobacco Company, Inc. 401(k) Savings Plan (the “401(k) Plan”). As a result, all assets held for the benefit of employees in the ESPP will be transferred to the 401(k) Plan, and employees will have available the investment options of the 401(k) Plan for their former ESPP accounts.

•	The Registrant will revise certain features of the 401(k) Plan, including a new matching contribution (which replaces the matching contribution in the ESPP), automatic enrollment of all eligible employees in the 401(k) Plan and an automatic increase in certain contribution rates in the 401(k) Plan. In addition, the Registrant’s common stock will no longer be offered as an investment option.

The Charles Schwab Corporation will replace Reliance Trust Company as the trustee of the 401(k) Plan.

As a result of these changes, Universal Leaf Tobacco Company, Inc., which is the Plan Administrator for both the ESPP and the 401(k) Plan, determined that it would be necessary to temporarily suspend the rights of participants to direct or diversify the assets that participants hold in each of the ESPP and the 401(k) Plan for a period of over three weeks. Participants specifically will not be able to change their investment elections for existing account balances, request a distribution or transfer assets from one investment option to another, including investments in the Registrant’s common stock, for this period. This period of suspension will permit the necessary transfer of records to the recordkeeper of the Registrant’s retirement savings program and the transfer of assets in each plan to the new trustee. The blackout period will begin on Tuesday, January 9, 2007 at 4:00 p.m. Eastern time and is expected to end no later than Friday, February 2, 2007 (the “Blackout Period”). The Plan Administrator of the ESPP and the 401(k) Plan provided the Registrant with the notice required by section 101(i)(2)(E) of the Employee Retirement Income Security Act of 1974 on November 28, 2006.

The Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission generally prohibit any director or executive officer of the Registrant from purchasing, selling or otherwise acquiring or transferring any equity security of the

Registrant, including shares of the Registrant’s common stock and any derivative securities, during the Blackout Period if the security was previously acquired or is acquired in connection with such person’s service or employment as a director or an executive officer of the Registrant. The Registrant has provided directors and executive officers of the Registrant with notice of the foregoing Blackout Period trading restriction as required by Commission regulations.

The name, address and telephone number of the person designated by the Registrant to respond to questions about the Blackout Period is: Theresa Kinlaw, Human Resources Department, Universal Corporation, 1501 North Hamilton Street, Richmond, Virginia 23230, telephone (804) 359-9311.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION (Registrant)

Date: November 28, 2006	By:	/s/ Preston D. Wigner
Preston D. Wigner
General Counsel and Secretary